                                                                       EXHIBIT 8

                                 May 15, 2001


Caterpillar Financial Services Corporation
3322 West End Avenue
Nashville, Tennessee  37203-0983

               Re:  Caterpillar Financial Services Corporation
                    Registration Statement on Form S-3
                    ----------------------------------

Ladies and Gentlemen:

          In connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed on April 24, 2000 with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of $500,000,000 aggregate principal amount of Debt Securities of Caterpillar Financial Services Corporation, a Delaware corporation (the "Company"), and at the Company's request, we have examined the Prospectus, dated May 11, 2000, and the Prospectus Supplement, dated May 8, 2001 (the "Prospectus Supplement"), in the form filed with the Commission pursuant to its Rule 424((b)), relating to the offering of $500,000,000 of the Company's 5.95% Notes due May 1, 2006 (the "Notes").

          We have examined instruments, documents, and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed.
Based on such examination, we are of the opinion that the discussion set forth under the heading "Certain United States Federal Tax Matters" in the Prospectus Supplement correctly describes certain United States federal tax consequences of the ownership of the Notes as of the date hereof.

          Our opinion is limited to the tax matters specifically covered under the heading "Certain United States Federal Tax Matters" in the Prospectus Supplement, and we have not been asked to address, nor have we addressed, any other tax matters.

          We hereby consent to the reference to our name and our opinion under the heading "Certain United States Federal Tax Matters" in the Prospectus Supplement and the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                              ORRICK, HERRINGTON & SUTCLIFFE LLP